Exhibit 99.1

BATH & BODY WORKS REPORTS RECORD SECOND QUARTER 2021 EARNINGS RESULTS AND PROVIDES THIRD QUARTER GUIDANCE

Columbus, Ohio (Aug. 18, 2021) — Bath & Body Works, Inc. (formerly known as L Brands, Inc.) (NYSE: BBWI) today reported second quarter earnings results. As a reminder, these second quarter results include both Bath & Body Works and Victoria’s Secret.
The company reported net sales of $3.318 billion for the second quarter ended July 31, 2021, compared to net sales of $2.319 billion for the second quarter ended Aug. 1, 2020. Second quarter 2020 sales were negatively impacted by the closure of stores for approximately half the quarter due to the COVID-19 pandemic. Sales for the second quarter of 2021 increased 14 percent compared to sales of $2.902 billion in 2019.
Bath & Body Works’ net sales were $1.704 billion for the second quarter ended July 31, 2021, compared to net sales of $1.253 billion for the second quarter ended Aug. 1, 2020. Bath & Body Works sales for the second quarter of 2021 increased 54 percent compared to the same period of 2019.
Andrew Meslow, CEO of Bath & Body Works, stated, “Due to the tremendous focus and effort of the teams across our business, Bath & Body Works reported record second quarter results, with a net sales increase of 54 percent compared to the second quarter of 2019. Anchored by our leadership position spanning key product categories, combined with our continued strong performance across channels and our growing, loyal customer base, Bath & Body Works is well positioned to continue delivering growth and profitability. We are also pleased to have completed the separation from Victoria’s Secret, which we announced on August 3, 2021, subsequent to the end of the second quarter. We wish the Victoria’s Secret business and associates well as they embark on their journey as a public company. As we look to the remainder of the year, we will continue to focus on executing our long-term growth strategy as a standalone business and driving value for shareholders.”
Victoria’s Secret net sales were $1.614 billion for the second quarter ended July 31, 2021, compared to net sales of $1.066 billion for second quarter ended Aug. 1, 2020. Victoria’s Secret comparable sales for the second quarter of 2021 increased 5 percent compared to 2019.
Reported earnings per share for the second quarter ended July 31, 2021, were a record $1.34 compared to a loss per share of $0.18 for the quarter ended Aug. 1, 2020. Second quarter operating income was $599.1 million compared to $44.0 million last year, and net income was $374.2 million compared to a net loss of $49.6 million last year.
The second quarter 2020 reported results include net charges of $0.42 per share, as further described in the reconciliation of reported-to-adjusted results at the conclusion of this press release. Excluding these special items, adjusted earnings per share for the second quarter ended Aug. 1, 2020 were $0.25, adjusted operating income was $205.7 million, and adjusted net income was $69.0 million.
Third Quarter 2021 Outlook
The company is forecasting third quarter earnings per share between $0.55 and $0.60, which excludes one-time costs related to the spin-off of Victoria’s Secret, compared to adjusted earnings per share from continuing operations of $0.83 in 2020 and $0.20 in 2019.
Additional second quarter financial information, including management commentary, is currently available at www.BBWInc.com. Bath & Body Works, Inc. will conduct its second quarter earnings call at 9:00 a.m. Eastern on August 19. To listen, call 1-888-946-7609 (international dial-in number: 1-517-308-9411); conference ID 6362067. For an audio replay, call 1-800-813-5527 (international replay number: 1-203-369-3347); conference ID 6362067 or log onto www.BBWInc.com.

ABOUT BATH & BODY WORKS:
Bath & Body Works is one of the world’s leading specialty retailers and home to America’s Favorite Fragrances® offering a breadth of exclusive fragrances for the body and home, including the #1 selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. For more than 30 years, customers have looked to Bath & Body Works for quality, on-trend products and the newest, freshest fragrances. Today, these fragrant products can be purchased at more than 1,750 company-operated Bath & Body Works locations in the U.S. and Canada, and more than 300 international franchised locations, as well as on bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the Bath & Body Works and Victoria’s Secret businesses that could negatively impact the balance sheet, profit margins or earnings of Bath & Body Works or that Bath & Body Works does not realize all of the expected benefits of the spin-off;
•general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦potential delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and

◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and related effects;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Bath & Body Works, Inc.:
Investor Relations	Media Relations
Amie Preston	Communications@bbw.com
investorrelations@bbw.com

BATH & BODY WORKS, INC.
SECOND QUARTER 2021

Total Sales (Millions):

	Second Quarter	Second Quarter	% Inc/ (Dec)	Second Quarter	Second Quarter	% Inc/ (Dec)
	2021	2020		2021	2019
Bath & Body Works Stores - U.S. and Canada	$1,229.5	$678.1	81.3%	$1,229.5	$882.5	39.3%
Bath & Body Works Direct	407.2	518.6	(21.5%)	407.2	178.4	128.2%
Bath & Body Works International[1]	67.0	56.5	18.7%	67.0	45.9	46.0%
Total Bath & Body Works	$1,703.7	$1,253.2	36.0%	$1,703.7	$1,106.8	53.9%
Victoria's Secret Stores - U.S. and Canada	$1,036.9	$363.6	185.2%	$1,036.9	$1,232.6	(15.9%)
Victoria's Secret Direct	468.8	613.9	(23.6%)	468.8	373.1	25.7%
Victoria's Secret International[2]	108.1	88.8	21.9%	108.1	179.0	(39.6%)
Total Victoria's Secret	$1,613.8	$1,066.3	51.3%	$1,613.8	$1,784.7	(9.6%)
Other	—	—	—	—	10.0	—
Total	$3,317.5	$2,319.5	43.0%	$3,317.5	$2,901.5	14.3%

1 - Results include royalties associated with franchised stores and wholesale sales.
2 - Results include company-operated stores in the U.K. (pre-joint venture) and Greater China, royalties associated with franchised stores and wholesale sales.

	Year-to-Date	Year-to-Date	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2021	2020		2021	2019
Bath & Body Works Stores - U.S. and Canada	$2,280.0	$1,101.9	106.9%	$2,280.0	$1,596.8	42.8%
Bath & Body Works Direct	756.4	807.5	(6.3%)	756.4	334.8	125.9%
Bath & Body Works International[1]	136.8	104.4	31.1%	136.8	94.2	45.4%
Total Bath & Body Works	$3,173.2	$2,013.8	57.6%	$3,173.2	$2,025.8	56.6%
Victoria's Secret Stores - U.S. and Canada	$1,969.7	$877.6	124.4%	$1,969.7	$2,381.3	(17.3%)
Victoria's Secret Direct	989.7	921.5	7.4%	989.7	735.2	34.6%
Victoria's Secret International[2]	208.7	160.8	29.7%	208.7	338.6	(38.4%)
Total Victoria's Secret	$3,168.1	$1,959.9	61.6%	$3,168.1	$3,455.1	(8.3%)
Other	—	—	—	—	49.4	—
Total	$6,341.3	$3,973.7	59.6%	$6,341.3	$5,530.3	14.7%

1 - Results include royalties associated with franchised stores and wholesale sales.
2 - Results include company-operated stores in the U.K. (pre-joint venture) and Greater China, royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	7/31/21
Bath & Body Works	1,633	41	(11)	1,663
Bath & Body Works Canada	103	—	—	103
Total Bath & Body Works	1,736	41	(11)	1,766

Victoria's Secret	703	—	(8)	695
PINK	143	—	—	143
Victoria's Secret Canada	23	1	—	24
PINK Canada	2	—	—	2
Victoria's Secret Beauty and Accessories	36	1	(1)	36
Victoria's Secret Greater China	26	—	—	26
Total Victoria's Secret	933	2	(9)	926

Total	2,669	43	(20)	2,692

Total Partner-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	7/31/21
Bath & Body Works	270	21	(5)	286
Bath & Body Works - Travel Retail	18	1	—	19
Total Bath & Body Works	288	22	(5)	305

Victoria's Secret	103	3	—	106
PINK	17	—	—	17
Victoria's Secret Beauty & Accessories	195	4	(4)	195
Victoria's Secret Beauty & Accessories - Travel Retail	143	3	(2)	144
Total Victoria's Secret	458	10	(6)	462
Total	746	32	(11)	767

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED JULY 31, 2021 AND AUGUST 1, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$3,317,573	$2,319,466
Costs of Goods Sold, Buying and Occupancy	(1,819,608)	(1,607,986)
Gross Profit	1,497,965	711,480
General, Administrative and Store Operating Expenses	(898,888)	(667,440)
Operating Income	599,077	44,040
Interest Expense	(98,569)	(104,245)
Other Loss	(1,137)	(56)
Income (Loss) Before Income Taxes	499,371	(60,261)
Provision (Benefit) for Income Taxes	125,178	(10,664)
Net Income (Loss)	$374,193	$(49,597)

Net Income (Loss) Per Diluted Share	$1.34	$(0.18)

Weighted Average Shares Outstanding [1]	280,002	277,795

1 - Reported Weighted Average Shares Outstanding in the second quarter of 2020 reflects basic shares due to the Net Loss.

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
TWENTY-SIX WEEKS ENDED JULY 31, 2021 AND AUGUST 1, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$6,341,272	$3,973,675
Costs of Goods Sold, Buying and Occupancy	(3,429,469)	(2,973,586)
Gross Profit	2,911,803	1,000,089
General, Administrative and Store Operating Expenses	(1,740,666)	(1,273,748)
Operating Income (Loss)	1,171,137	(273,659)
Interest Expense	(212,275)	(201,044)
Other Income (Loss)	(106,478)	2,193
Income (Loss) Before Income Taxes	852,384	(472,510)
Provision (Benefit) for Income Taxes	201,575	(126,046)
Net Income (Loss)	$650,809	$(346,464)

Net Income (Loss) Per Diluted Share	$2.31	$(1.25)

Weighted Average Shares Outstanding [1]	282,232	277,391

1 - Reported Weighted Average Shares Outstanding in 2020 reflects basic shares due to the Net Loss.

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Second Quarter		Year-to-Date
	2021	2020	2021	2020
Details of Special Items - Income (Expense)
Victoria's Secret Asset Impairment	$—	$(117,109)	$—	$(213,953)
Restructuring Charges	—	(80,807)	—	(80,807)
Hong Kong Closure	—	36,287	—	36,287
Special Items included in Operating Income (Loss)	—	(161,629)	—	(258,473)
Loss on Extinguishment of Debt	—	—	(105,464)	—
Special Items Included in Other Income (Loss)	—	—	(105,464)	—
Tax Benefit from the Resolution of Certain Tax Matters	—	20,544	—	70,904
Tax Effect of Special Items included in Operating Income (Loss) and Other Income (Loss)	—	22,456	25,337	47,296
Special Items included in Net Income (Loss)	$—	$(118,629)	$(80,127)	$(140,273)
Special Items included in Earnings (Loss) Per Diluted Share	$—	$(0.42)	$(0.28)	$(0.50)

Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income (Loss)
Reported Operating Income (Loss)	$599,077	$44,040	$1,171,137	$(273,659)
Special Items included in Operating Income (Loss)	—	161,629	—	258,473
Adjusted Operating Income (Loss)	$599,077	$205,669	$1,171,137	$(15,186)

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
Reported Net Income (Loss)	$374,193	$(49,597)	$650,809	$(346,464)
Special Items included in Net Income (Loss)	—	118,629	80,127	140,273
Adjusted Net Income (Loss)	$374,193	$69,032	$730,936	$(206,191)

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings (Loss) Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$1.34	$(0.18)	$2.31	$(1.25)
Special Items included in Earnings (Loss) Per Diluted Share	—	0.42	0.28	0.50
Adjusted Earnings (Loss) Per Diluted Share	$1.34	$0.25	$2.59	$(0.74)

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2021

In the second quarter of 2021, there were no adjustments to results.

In the first quarter of 2021, adjusted results exclude the following:

•A $105.5 million pre-tax loss ($80.1 million net of tax of $25.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

Fiscal 2020

In the second quarter of 2020, adjusted results exclude the following:

•A $117.1 million charge ($98.7 million net of tax of $18.5 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret lease and store assets.

•An $80.8 million charge ($65.2 million net of tax of $15.6 million), included in general, administrative and store operating expenses, related to previously announced restructuring actions.

•A $36.3 million gain ($24.7 million net of tax of $11.6 million), principally included in buying and occupancy expenses, related to the closure and termination of our lease and the related liability for the Victoria’s Secret Hong Kong flagship store.

•A $20.5 million income tax benefit related to recent changes in tax legislation included in the CARES Act.

In the first quarter of 2020, adjusted results exclude the following:

•A $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store assets.

•A $50.4 million tax benefit related to the resolution of certain tax matters.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
DISCONTINUED OPERATIONS PRESENTATION - GIVING EFFECT TO THE VICTORIA'S SECRET & CO. SPIN-OFF
(Unaudited)
(In thousands except per share amounts)

	Third Quarter
	2019	2020
Details of Special Items - Income (Expense)
Loss on Extinguishment of Debt (a)	$—	$(52,668)
La Senza Charges (b)	(37,217)	—
Special Items Included in Other Income (Loss)	(37,217)	(52,668)

Tax Effect of Special Items included in Other Income (Loss)	9,516	12,640
Special Items included in Net Income from Continuing Operations	$(27,701)	$(40,028)

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$166,324	$436,058
Special Items included in Operating Income	—	—
Adjusted Operating Income	$166,324	$436,058

Reconciliation of Reported Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
Reported Net Income from Continuing Operations	$27,727	$196,142
Special Items included in Net Income from Continuing Operations	27,701	40,028
Adjusted Net Income from Continuing Operations	$55,428	$236,170

Reconciliation of Reported Earnings from Continuing Operations Per Diluted Share to Adjusted Earnings from Continuing Operations Per Diluted Share
Reported Earnings from Continuing Operations Per Diluted Share	$0.10	$0.69
Special Items included in Earnings from Continuing Operations Per Diluted Share	0.10	0.14
Adjusted Earnings from Continuing Operations Per Diluted Share	$0.20	$0.83
 _______________
(a)In the third quarter of 2020 we recognized a $52.7 million pre-tax loss ($40.0 million net of tax of $12.7 million), included in other income (loss) associated with the early extinguishment of outstanding notes.
(b)In the third quarter of 2019, we recognized a $37.2 million charge ($27.7 million net of tax of $9.5 million), included in other income (loss), to increase reserves related to ongoing guarantees for the La Senza business which was sold in the fourth quarter of 2018.
The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.